Exhibit 10.32
EXECUTION COPY
CONFIDENTIAL TREATMENT REQUESTED UNDER
17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.24b-2.
[*****] INDICATES OMITTED MATERIAL THAT IS THE
SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.
AUTHORIZED SALES REPRESENTATIVE AGREEMENT
This Authorized Sales Representative Agreement (“Agreement”) is executed by and between Clearwire Communications LLC, a Delaware limited liability company (“Clearwire”) and the entity described below (“Company”). The Agreement consists of the Standard Terms and Conditions attached hereto and Exhibits incorporated into this Agreement by reference.

CLEARWIRE
Business Name:	Clearwire Communications LLC
Street Address:	4400 Carillon Point
City, State, Zip Code:	Kirkland, WA 98033
Phone:	888.253.2794
*Clearwire Market Business Contact:	[*****]
*Email:

ASR INFORMATION
Business Name:	Sprint Solutions, Inc.
(*Doing Business Under this name)
Effective Date of Agreement:	November 28, 2008
(date signed)
Term of Agreement:	Initial period of 1 year, and any renewal periods
Market Area of Agreement:	See definition of “Area” in Section 1.
ACKNOWLEDGED AND AGREED:

COMPANY: Sprint Solutions, Inc.		Clearwire Communications LLC
Signature:	/s/ Keith O. Cowan	Signature:	/s/ Hope Cochran
Print Name: Keith O. Cowan		Print Name: Hope Cochran
Print Title: Vice President		Print Title: Senior Vice President, Finance and Treasurer

*	Required Field
Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Company and Clearwire and its Affiliates, except with Clearwire’s written approval.

EXECUTION COPY
STANDARD TERMS AND CONDITIONS
1.	Definitions.

“Activation” or “Activated” means the initiation of Authorized Clearwire Services in Equipment that is owned or leased by a Subscriber.

“Advertising Guidelines” means those guidelines and any updates or revisions thereto posted via link at www.Clearwirepartner.com, or such other website to be determined.

“Affiliate” means an entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a party.

“Agency Sales Representative Agreement” means any agreement between Clearwire and National Retailer for the sale or distribution of Authorized Clearwire Products and Services.

“Area” means the portions of the US and US territories covered by the Clearwire network where Clearwire offers service, and where the Company is authorized to sell 4G MVNO services, pursuant to the 4G MVNO agreement between Company and Clearwire.

“Authorized Clearwire Products and Services” means any Clearwire broadband wireless products and services that this Agreement authorizes Company to sell or distribute on behalf of Clearwire.

“Closing Date” means the date of closing of the transaction, as specified in the TAPM.

“Equipment” means the Clearwire-approved communications equipment needed for using Authorized Clearwire Services.

“Highest Aggregate Commission” means the commission with the largest value based upon the combination of (and averaging of, when applicable) all respective elements of the commission as a whole to enable comparison on a like for like basis.

“Marks” means any and all trademarks, service marks, domain names, trade names, insignia, symbols, logos, or decorative designs, which Clearwire or any Clearwire Affiliate owns, or is authorized by lease or sublicense to use, in connection with the Authorized Clearwire Services or the Equipment or otherwise.

“National Retailers” are third parties who are in the business of selling retail wireless communications services through their own nationwide networks of retail stores.

“Subscriber” means any person or entity enrolled by Company and whose Authorized Clearwire Services are activated, provided that each Authorized Clearwire Services number assigned to a Clearwire customer is deemed to be a separate Subscriber, regardless of how many Authorized Clearwire Services Equipment numbers may be assigned to or used by any one customer. The Parties agree that all devices sold by Company will need to be identified or counted for purposes of payment of compensation.

2.	Relationship of the Parties.

2.1	Authorized Representative-No Joint Venture. The relationship between Clearwire and Company arising from this Agreement does not constitute or create a general agency, joint venture, partnership, employment relationship or franchise between them. Company does not have authority under this Agreement to execute contracts on behalf of Clearwire, or to otherwise bind Clearwire.

2.2	Control and Supervision. Company represents and warrants that (i) Company is engaged in an independent business; (ii) Company will perform its obligations under this Agreement as an independent contractor; (iii) the persons performing services on behalf of Company under this Agreement are not employees or agents of Clearwire; and (iv) Company has and retains the right to exercise full control of and supervision over the performance of Company’s obligations in this Agreement and full control over the employment, direction, compensation and discharge of all
Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Company and Clearwire and its Affiliates, except with Clearwire’s written approval.

EXECUTION COPY
employees, contractors or agents of Company. Company will be solely responsible for all matters relating to payment of its employees, contractors or agents, including compliance with workers’ compensation, unemployment, disability insurance, social security, withholding and all other federal, state, and local laws, rules and regulations governing such matters.

2.3	No Exclusivity. This is a nonexclusive agreement with respect to Clearwire. Except as otherwise provided or restricted in an agreement and/or amendment between Clearwire and Company, Clearwire expressly reserves the right, without obligation or liability to Company, to market and sell the Authorized Clearwire Services, the Equipment, and any other products and services in the same Area served by Company, whether through Clearwire’s own stores or representatives or through others, including, but not limited to, other authorized representatives, dealers, resellers, distributors, and retailers.

2.4	Reserved.

2.5	Relationship with Sub-Representatives. Company shall not enter into agreements with any Person (a “Sub-Representative”) to solicit sales of Authorized Clearwire Services on behalf of Company or Clearwire.

3.	Company Responsibilities.

3.1	Services Provided. Subject to all terms and conditions in this Agreement, Clearwire appoints Company as one of its Authorized Representatives and Company accepts such appointment. Company may, solely within the Area, (i) solicit Subscribers for Authorized Clearwire Services and (ii) assist in the Activation process for such Subscribers as provided in this Agreement or as otherwise directed by Clearwire in writing from time to time. Company will also sell Clearwire Services as part of a bundle under the 4G MVNO Agreement, and Company has no obligation to sell Authorized Clearwire Services under this Agreement over the bundled Clearwire Service in the 4G MVNO Agreement.

3.2	Geographic Area. Company shall not offer Authorized Clearwire Services except in the Area.

3.3	Rates. Company will solicit sales of Authorized Clearwire Services at the rates that Clearwire publishes in its rate plan brochures, or other Clearwire documentation, as revised from time to time (the “Published Rates”) and in accordance with the terms and conditions of Clearwire’s then-current form of Subscriber agreement. Company will not vary the Published Rates or any terms and conditions of Authorized Clearwire Services.

3.4	Ownership of Customer. Upon enrollment of a particular Subscriber in accordance with Clearwire’s Activation procedures, the Subscriber becomes solely a customer of Clearwire with respect to the Authorized Clearwire Services. Clearwire is responsible for billing and collection efforts, as it determines to be appropriate in its sole discretion. Company will retain no ownership right to the Subscriber data or information. This provision in no way affects the ownership rights Company may have to the same Subscriber data through its own customer relationships independent of the enrollment of the Subscriber to the Authorized Clearwire Services.

3.5	Service. Clearwire will provide all support on the Authorized Clearwire Services offered by Clearwire. Company will direct all Subscribers who request troubleshooting assistance, or assistance with Activation or warranty issues, or who have problems with the Equipment, to make contact with Clearwire’s customer service department and Company will not provide such assistance.

3.6	Compliance with Clearwire Operational Procedures. Company agrees to follow procedures that comply with Clearwire’s policies and requirements with regard to the Activation of Subscribers on the Authorized Clearwire Services as specified in Clearwire’s manuals and training guides as may be amended and distributed by Clearwire from time to time upon 30 days written notice to Company. If directed to do so by Clearwire, Company may collect from Subscribers deposits on Clearwire’s behalf securing the Subscriber’s payment to Activate Service.

3.7	Inspection. Company will allow Clearwire reasonable access to Company’s public sales facilities for inspection regarding compliance with Clearwire’s Activation policies and to verify Company’s inventory of Equipment.
Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Company and Clearwire and its Affiliates, except with Clearwire’s written approval.

EXECUTION COPY
3.8	Access to Clearwire Systems. Company will only access Clearwire’s systems under this Agreement to Activate Subscribers, or access Subscribers’ accounts, as authorized and permitted by Clearwire. Company will provide and make available all equipment necessary for such access. However, if any equipment is provided by Clearwire for use in connection with this Agreement, such equipment shall remain the property of Clearwire. Any software provided by Clearwire for use in connection with such equipment may be subject to a separate license agreement. Company will not and will not allow any other Person to use its Company code(s) or other identifying access codes or passwords provided by Clearwire.

3.9	Inventory and Equipment Ownership. Company agrees to deliver to Subscribers, in accordance with Clearwire’s instructions and Activation procedures, Equipment to be used by Subscribers of Authorized Clearwire Services. Company may only distribute Equipment to Subscribers in the Area. The terms and conditions for the Equipment shall be reasonably determined by Clearwire and shall be stated in the agreement between Clearwire and the Subscriber. The policies, procedures, and economic terms concerning inventories and Equipment ownership between the Parties will be based on future product roadmaps and compensation structures, with such terms to be finalized no later than the Closing Date, as defined in the TAPM.

3.10	Costs and Expenses. Company will be responsible for all costs and expenses associated with its business and its performance of its obligations under this Agreement, such as rent, utilities, employee costs, and costs associated with Equipment storage.

4.	Privacy.

4.1	Protection of Subscriber Information. Company agrees that during and after the term of this Agreement, Company will not reveal, divulge, make known, retain, sell, exchange, give away, or transfer in any way any information regarding Clearwire Subscribers to any Person other than Clearwire, except with the express prior written permission of Clearwire and as required under applicable law. Any use by Company of subscriber-specific information (including, but not limited to, Customer Proprietary Network Information) is subject to the orders, rules and regulations promulgated by the FCC and other regulatory agencies. If any use of such information is determined to be in conflict with an order, rule or regulation of the FCC or other regulatory agency, Company will cease such use immediately.

4.2	Customer Records. Company will keep all Service Agreements and related documents (“Customer Records”) at the relevant Facility for a minimum of four years from the date of their creation, and will return them as directed by Clearwire at the end of that time period. Alternately, Company may request to turn over the records to Clearwire before the end of the four year period. Company will not destroy the original copies of Customer Records. Clearwire may request that Company return Customer Records to Clearwire at any time, and Company will immediately return the original copies of the Customer Records.

4.3	Safeguards. Company is fully responsible for Clearwire Subscriber information. Company will utilize administrative, physical, and technical safeguards that prevent the unauthorized collection, access, disclosure, and use of Clearwire Subscriber information. These Safeguards will:
A.	assign random passwords and other access controls so that only employees, representatives, agents, contractors, and Subcontractors of Company who have a business need to access or use Clearwire Subscriber information may access or use it;

B.	encrypt Clearwire Subscriber information when not directly being used by an authorized person while on Company’s network and at all times while in course of transmission;

C.	use appropriate firewalls, virus protection and other technical safeguards against intrusion upon, and harmful transmissions to, any network or facility on which Clearwire Subscriber information is stored;

D.	grant access privileges to Clearwire Subscriber information only as needed by employees, representatives, agents, contractors and of Company who have a business need to use that Subscriber information, and prompt revocation of such privileges when no longer required; and
Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Company and Clearwire and its Affiliates, except with Clearwire’s written approval.

EXECUTION COPY
E.	train employees and other persons with access to Clearwire Subscriber information in proper security practices and procedures.
4.4	Notice of Security Breach. Company must promptly notify Clearwire of any facts known to Company concerning any accidental or unauthorized access, disclosure or use, or accidental or unauthorized loss, damage or destruction of Clearwire Subscriber information by any current or former employee, representative, contractor, or agent of Company or by any other person or third party. Company will notify Clearwire within 24 hours of learning of the loss or theft of Customer Records, Clearwire Confidential Subscriber information, or Product.

4.5	Return of Clearwire’s Subscriber information. Company will return, or at Clearwire’s election, destroy (and certify the destruction in writing) all Clearwire Subscriber information upon the termination or expiration of this Agreement, or earlier if requested to do so in writing by Clearwire.

4.6	Customer Lists. Company will not sell or provide to any third party a list of Customers that subscribed to Clearwire’s Services through Company’s efforts, or that Company knows have subscribed to Clearwire Services.

5.	Insurance. Each party agrees to maintain insurance coverage against liability arising out of this Agreement under one or more policies of insurance from a recognized insurance company qualified to do business within the Area providing minimum liability protection of one million dollars ($1,000,000.00) per occurrence for bodily and personal injury and death and one million dollars ($1,000,000.00) per occurrence of property damage. The CGL policies of each party will name the other party as “additional insureds,” and each workers compensation insurance policy and/or CGL policy shall contain a waiver of subrogation clause. Each such insurance policy shall provide for not less than thirty (30) days prior notice to all insureds of any modification, cancellation or non-renewal. Upon request, each party will furnish certificates of insurance or other proof satisfactory to the other party that the insurance coverage required in this Agreement is in force.

6.	Financial Matters.

6.1	Compensation. Company will be compensated as provided on Exhibit A.

6.2	Records. Company will keep and maintain for four (4) years complete and accurate records of the Clearwire Subscriber Agreements and related documents for Subscribers Activated by Company pursuant to this Agreement. Company will provide Clearwire with all Subscriber sales information, including any mutually agreed upon back-up documentation, such as the identification of the store or Company’s address from which the delivery of the Equipment was made, the date of the subscription and delivery of the Equipment, description of the Equipment and a copy of the Subscriber’s service order completed by Company, which shall specify, among other pertinent information, the Subscriber’s Authorized Clearwire Services Equipment number. Company will maintain and, upon request, provide to Clearwire full, accurate and complete back-up documentation in accordance with Clearwire’s written Activation policies covering each Subscriber. Clearwire may deduct previously paid compensation as a charge-back from future compensation due Company in the event that Clearwire does not receive the appropriate documentation from Company.

6.3	Right to Withhold Payment. Company agrees that if Clearwire identifies a situation in which Company’s activities violate this Agreement, Clearwire may (i) withhold payment of compensation amounts during the investigation of activities and/or (ii) require Company to cease all activities in connection with the Authorized Clearwire Services. Clearwire agrees that if it identifies such a situation, it shall provide written notice to Company and Company shall have 30 calendar days in which to remedy such situation before Clearwire exercises its rights in (i) and/or (ii) above.

6.4	Overdue Payment. In the event any amount payable by Company to Clearwire is more than 30 days overdue, Clearwire may, at its sole option, elect one or more of the following: (i) require Company to pay its account in full; (ii) apply commissions, compensation, and any other credits or other amounts payable by Clearwire to Company under this Agreement to reduce Company’s accounts payable balance; or (iii) require Company to pay interest charges in the amount of 1.5% per month, or the
Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Company and Clearwire and its Affiliates, except with Clearwire’s written approval.

EXECUTION COPY
maximum rate allowed by law, whichever is lower, on the outstanding balance due. In addition to the foregoing, Clearwire shall have the right to set off against any payment due Company by Clearwire in this Agreement, any amounts owed to it by Company.

7.	Audit.

7.1	During the Term and for one (1) year thereafter, upon reasonable advance notice, once per calendar year Clearwire or its designated representatives may audit during normal business hours the pertinent books and records of Company relating to Company’s obligations under this Agreement, including but not limited to, records of Activations, deactivations, and Activation Commission accounts, for the purpose of verifying that all Activation Commissions have been properly earned, credited and paid, that all leases and sales of Equipment are proper. Clearwire will pay all reasonable fees and costs in connection with these audits.

7.2	Company may inspect Clearwire’s relevant commission records on a day mutually agreed upon by Clearwire and Company once per calendar year. Company will pay all reasonable fees and costs in connection with these audits.

8.	Use of Clearwire Marks by Company.

8.1	Clearwire grants Company a limited, non-exclusive, royalty free license to use Clearwire marks in the Area for purposes consistent with the terms of this Agreement and in accordance with Clearwire guidelines. The license granted in this Agreement will be the non-exclusive right of Company to use the Marks solely in the Area. Such license may be revoked at any time and Company will immediately cease use of all Marks upon notice from Clearwire. Company recognizes the great value of the goodwill associated with the Marks, and acknowledges that the Marks and all rights in this Agreement and goodwill pertaining to this Agreement belong exclusively to Clearwire. All usage of the Marks by Company and any goodwill established in connection with the Marks inures to the exclusive benefit of Clearwire and its Affiliates.

8.2	If Clearwire decides, in its sole discretion, to require Company to modify or discontinue use of any Mark or substitute one or more additional trade or service marks to identify its relationship with Clearwire, Company will comply with Clearwire’s instructions. In addition, Company will, at Clearwire’s request, replace any signs or other material containing any obsolete Clearwire Marks with replacement signs or material approved by Clearwire, and Clearwire’s sole obligation will be to reimburse Company for its reasonable costs to purchase and replace such signs or other material.

8.3	Upon reasonable notice from Clearwire, Company will provide Clearwire with samples of all advertising and other literature, packages, labels, and labeling prepared by Company which use the Marks or the logos.

8.4	Company agrees that all displays, banners, signs, retail store signage and other like tangible property (individually and collectively “Signage”) which bears Clearwire’s name or Marks is and will remain Clearwire property. Unless Clearwire earlier requests any Signage, Company agrees to return all Signage to Clearwire promptly upon expiration or termination of the Agreement, and to return all such Signage in good condition, less normal wear and tear, or allow Clearwire to enter upon Company’s premises and remove the Signage (at Company’s expense) at any time upon five (5) business days advance notice to Company.

8.5	Company shall not challenge the title or any rights of Clearwire (or other owners of the Marks) in and to the Marks either during the term of this Agreement or thereafter.

8.6	Clearwire may commence or prosecute any claims or suits in its own name regarding the Marks or join Company as a party to this Agreement for such purposes. When known by Company, Company will promptly notify Clearwire in writing of any infringements or imitations by others of the Marks. Clearwire will have the sole right to determine whether any action shall be taken on account of any such infringements or imitations. Company shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of Clearwire. At Clearwire’s request, Company agrees to reasonably assist Clearwire in order to protect Clearwire’s
Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Company and Clearwire and its Affiliates, except with Clearwire’s written approval.

EXECUTION COPY
rights to the Marks as provided for under this Agreement. Clearwire shall reimburse Company for any costs associated with such request.

9.	Compliance with Laws and Business Practices.

9.1	Compliance With Laws. Each party will conduct all activities in connection with this Agreement in compliance with all applicable laws and regulations (including, but not limited to, rules and regulations of the FCC and state and local regulatory agencies, and federal, state and local laws with respect to non-discrimination in government contracts).

9.2	Licenses. Each party will secure and maintain in force all licenses and permits required to perform their respective obligations under this Agreement, including without limitation, all required FCC or other permits and certifications, and business and sales tax licenses.

9.3	Taxes. The Company shall be responsible for any Federal, State and/or Local income and/or franchise taxes arising or assessed against it as a result of this Agreement. Company shall promptly pay when due, all taxes and assessments against any real or personal property used in connection with Company’s business, and all liens or encumbrances of every kind of character created or placed upon or against any such property, and all accounts and other indebtedness of every kind incurred by Company in the conduct of its business.

9.4	No Discrimination. Each party expressly agrees not to discriminate against any Subscriber, employee or applicant for service because of race, color, religion, age, sex, national origin or physical handicap during the performance of this Agreement and shall comply with the applicable provisions of non-discrimination laws. Company agrees to submit to Clearwire, on Clearwire’s reasonable request, a written statement that Company is in compliance with this Section.

10.	Advertising.

10.1	Advertising and Promotion. All advertising and promotion by Company will be completely accurate and truthful, conform to the highest standards of advertising and applicable laws. All advertising and marketing materials which Company desires to use in connection with the Authorized Clearwire Services under this Agreement must comply with Clearwire’s advertising and brand guidelines. Clearwire reserves the right to terminate, suspend, alter, modify or amend all or any part of the Advertising Guidelines at any time and in its sole discretion upon written notice to Company. Company will not engage in any joint advertising, press releases or other public communications, web site/internet marketing, electronic mail solicitation or marketing or direct mail or fax campaigns with respect to Authorized Clearwire Services under this Agreement without the prior written consent of Clearwire. Company will return or destroy such materials to Clearwire upon request.

10.2	Co-Op Program. Clearwire may, from time to time, in Clearwire’s sole discretion, implement a co-op advertising program (the “Co-Op Program”) designed to allow Company and other Clearwire authorized representatives to gain financial assistance with advertising costs when adhering to the Co-Op Program procedures and guidelines set forth by Clearwire from time to time (the “Co-Op Guidelines”) and posted at www.Clearwirepartner.com. Clearwire reserves the right to terminate, suspend, alter, modify or amend any part (or all) of the Co-Op Program at any time and in its sole discretion. ALL ADVERTISING MUST BE APPROVED IN WRITING BY CLEARWIRE. CLEARWIRE DOES NOT REVIEW ADVERTISING FOR CONTENT (EXCEPT AS EXPRESSLY PROVIDED IN THE GUIDELINES), OR CONFORMITY OR COMPLIANCE WITH ANY LAWS, RULES AND REGULATIONS. COMPANY IS SOLELY RESPONSIBLE TO DETERMINE THAT ANY ADVERTISING HAS ALL NECESSARY PERMISSIONS, CONSENTS AND LICENSES OR THAT SUCH ADVERTISING CONFORMS WITH OR COMPLIES WITH ANY LAWS, RULES OR REGULATIONS.

11.	Limitation of Liability.

11.1	EXCEPT FOR DAMAGES OR LIABILITY ARISING FROM A PARTY’S DUTY TO INDEMNIFY THE OTHER PARTY UNDER THIS AGREEMENT OR A BREACH OF A PARTY’S OBLIGATIONS UNDER SECTION 17 (CONFIDENTIALITY) OR A PARTY’S GROSS NEGLIGENCE, NEITHER PARTY HERETO WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF
Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Company and Clearwire and its Affiliates, except with Clearwire’s written approval.

EXECUTION COPY
BUSINESS INFORMATION, AND THE LIKE) ARISING OUT OF THIS AGREEMENT OR ARISING FROM OR RELATING TO THE SERVICES OR THE EQUIPMENT, REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT, STRICT LIABILITY, BREACH OF WARRANTIES OR OTHERWISE, AND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.2	EXCEPT FOR DAMAGES OR LIABILITY ARISING FROM A PARTY’S DUTY TO INDEMNIFY THE OTHER PARTY UNDER THIS AGREEMENT OR A BREACH OF A PARTY’S OBLIGATIONS UNDER SECTION 17 (CONFIDENTIALITY) OR A PARTY’S GROSS NEGLIGENCE, THE LIABILITY OF EACH PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ON ACCOUNT OF PERFORMANCE OR NON-PERFORMANCE OF OBLIGATIONS HEREUNDER, REGARDLESS OF THE FORM OF THE CAUSE OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE), STATUTE OR OTHERWISE, SHALL IN NO EVENT EXCEED THE TOTAL OF ALL AMOUNTS PAID BY CLEARWIRE TO COMPANY UNDER THIS AGREEMENT IN THE TWELVE (12) MONTH PERIOD PRIOR TO THE DATE ON WHICH SUCH LIABILITY AROSE.

12.	Assignment. Neither party may assign or transfer, directly or indirect, this Agreement or any rights or obligations under this Agreement, without the prior written approval of the other party, except that either party may, without the consent of the other, assign the Agreement to a controlled subsidiary of that party or a purchaser of all or substantially all of that party’s assets used in connection with performing this Agreement, provided the assigning party guarantees the performance of and causes the assignee to assume in writing all obligations of the assignor under this Agreement. The rights and obligations of this Agreement shall bind and benefit any successors or assigns of the parties.

13.	Term and Termination.

13.1	Term. The Term of this Agreement shall be for the initial period set forth on page 1 of this Agreement (“Initial Period”) and shall include any renewal periods extending the Term as set forth in this Section. Following the Initial Period, this Agreement shall automatically renew in one (1) year periods, unless either party has provided the other party with at least thirty (30) days prior written notice of its election not to renew or there is a Termination of the Agreement. Company shall provide Clearwire written notice of the actual date on which Company initiates business operations in the Area. Notwithstanding the foregoing, Company agrees not to begin selling Authorized Clearwire Services until notified by Clearwire that (i) the Authorized Clearwire Services are available and ready for sale, and (ii) Company’s sales facilities are approved by Clearwire for the sale of Authorized Clearwire Services.

13.2	Termination for Breach. If a party materially breaches this Agreement, and fails to cure that breach within 30 days after receipt of written notice the other party may terminate this Agreement.

13.3	Termination for Convenience. Each party may terminate this Agreement effective upon thirty (30) days written notice to the other party for any reason.

13.4	Survival. Sections 3.4, 3.9, 3.10, 7, 11, 13, 14, 15, 16, 17, 18 and such other terms, provisions, covenants, indemnities, representations, and warranties contained in this Agreement that, based on their sense and context are intended to survive the performance of this Agreement by either or both parties, shall so survive the completion of performances and expiration or termination of this Agreement.

13.5	Obligations Following Termination. Upon the termination or expiration of this Agreement, in addition to its other obligations under this Agreement and applicable law, Company shall, and shall cause its owner(s), Affiliates and Successors to return to Clearwire all Equipment and Clearwire Subscriber lists and related information, all information (as hereafter defined), advertising and marketing materials, forms, and other materials containing any Mark or otherwise identifying or relating to Authorized Clearwire Services business in the Area.

14.	Non-Solicitation.

14.1 During the Term and for a period of one (1) year thereafter, Company will not (and Company will not permit its officers, directors, key employees, principals, any Sub-Representative, any Affiliate
Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Company and Clearwire and its Affiliates, except with Clearwire’s written approval.

EXECUTION COPY
of Company or any person owning a controlling interest in Company or an Affiliate of Company to), knowingly target any Subscriber that Company Activated on Authorized Clearwire Services for the purpose of switching the Subscriber to wireless broadband services or other similar services from a provider other than Clearwire. For the avoidance of doubt, the prohibition against solicitation in this section will not restrict Company from sales resulting from communications with Clearwire subscribers which may occur through Company’s standard mass marketing practices such as a mass marketing campaign to a particular geographic region or customer demographic. It also does not restrict any passive sale or Customer initiated sales made by Company.

14.2	Employee Non-Solicitation. During the term of this Agreement and for 6 months thereafter, each Party is prohibited from soliciting or participating in the soliciting of the other Party’s sales employees for any employment or contracting engagement. For avoidance of doubt, this restriction will not apply to; a) a party’s standard recruitment efforts, including, but not limited to posting on job websites; or b) any employee initiated contact for job opportunities or position fulfillment.

15.	Miscellaneous.

15.1	Severability and Substitution of Valid Provisions. If a court of competent jurisdiction finds any clause or provision of the Agreement to be unenforceable, then the Agreement shall be deemed amended to exclude the clause or provision and the remainder of the Agreement shall continue in full force and effect.

15.2	Waiver of Obligations. Failure or delay by a party to exercise any right or remedy shall not be a waiver and shall not prevent the enforcement of that or any other right. Any waiver of a breach shall not waive the right to assert a later breach and all waivers shall be in writing and executed as provided in this Agreement.

15.3	Rights of Parties are Cumulative. The rights of Clearwire and Company in this Agreement are cumulative and no exercise or enforcement by Clearwire and Company of any right or remedy in this Agreement shall preclude the exercise or enforcement by Clearwire or Company of any other right or remedy in this Agreement or which Clearwire or Company is entitled by law to enforce.

15.4	Governing Law. Except to the extent governed by United States law that preempts state law, this Agreement shall be interpreted under and governed by the laws of the State of New York irrespective of choice of law principles. Unless otherwise required by this Agreement or applicable law, any legal action or other legal proceeding relating to this Agreement shall be brought or otherwise commenced in the state or federal court in the State of New York.

15.5	Cooperation. Matters relating to this Agreement may be an issue before various regulatory bodies. Upon reasonable notice by a party, the other party agrees to fully cooperate with the requesting party regarding any such matters. The requesting party agrees to reimburse the other party for reasonable costs expended in supplying such cooperation.

15.6	Binding Effect. This Agreement is binding upon the parties to this Agreement, their respective executors, administrators, heirs, assigns and successors in interest.

15.7	Impossibility of Performance. Neither Clearwire nor Company shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (i) compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal government or any department or agency or court of competent jurisdiction; (ii) acts of God; (iii) acts or omissions of the other party; or (iv) fires, strikes, embargos, war, insurrection or riot. Any delay resulting from any of said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

15.8	Interpretation. Nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party to this Agreement. The headings of Sections contained in this Agreement are for convenience only and do not define, limit or construe the contents of such Sections. This Agreement shall be interpreted and governed without regard as to which party to this Agreement drafted the Agreement. This Agreement may be executed in multiple copies, each of which shall be deemed an original.
Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Company and Clearwire and its Affiliates, except with Clearwire’s written approval.

EXECUTION COPY
16.	Indemnity.

16.1.	Company shall indemnify and hold harmless Clearwire and its Affiliates, and the directors, shareholders, agents and employees of any of them (“Indemnitees”), from and against any fine, penalty, loss, cost, damage, injury, claim, expense, demand, settlement or liability (individually or collectively “Liabilities”) arising from Company’s actions or omissions under this Agreement.

16.2	Clearwire shall indemnify and hold harmless Company and its Affiliates, and the directors, shareholders, agents and employees of any of them (“Indemnitees”), from and against any fine, penalty, loss, cost, damage, injury, claim, expense, demand, settlement or liability (individually or collectively “Liabilities”) arising from Clearwire’s actions or omissions under this Agreement.

16.3	Upon request of the indemnified party, the indemnifying party shall, at no cost or expense to any Indemnitee, defend and/or settle any claim, proceeding, appellate proceeding, or suit against Indemnitees for Liabilities, whether or not litigation is actually commenced, or the allegations are groundless or create the potential for Liabilities, and pay any costs, attorney fees, and any judgment and/or settlement that may be incurred by any Indemnitee, under this Section or the enforcement of its rights under this Section. The indemnifying party shall also (i) keep the Indemnitee and any other Indemnitees subject to such Liabilities fully informed as to the progress of such defense and/or settlement, and (ii) afford the Indemnitee or any Indemnitee, each at its own expense, an opportunity to participate on an equal basis with the Indemnitor in the defense or settlement of any such Liabilities.

16.4	Clearwire agrees to indemnify, defend and hold Company harmless from any third party claim that Clearwire’s Marks directly infringe on any United States copyright, trademark, service mark, or trade secret arising from the Authorized Clearwire Services.

16.5	Each Party will notify the other in writing immediately upon the occurrence of any of the following events that arise directly or indirectly in connection with this Agreement: (a) any claim made against a Party or; (b) any investigation by any governmental authority; or (c) any suit or other legal action brought against a Party.

17.	Confidential Information.

17.1	Definition of Confidential Information.
(A)	Definition. “Confidential Information” means information received by a party in the course of this Agreement that is (1) marked as confidential or proprietary, or (2) that given the nature of the information or the circumstances surrounding its disclosure to or receipt, reasonably should be considered as confidential. Confidential Information may be reduced to writing, maintained on any form of electronic media, or maintained in the mind or memory of the receiving party and may be compiled by Clearwire or Company.

(B)	Examples. Examples of Confidential Information include the Agreement, information regarding existing and potential Clearwire Subscribers, Clearwire Subscriber lists, prospects provided by Clearwire for the purpose of direct marketing the Clearwire Services and Equipment, customer referral programs, Clearwire’s unique sales and servicing methods, advertising and promotional materials and techniques, pricing materials and techniques, vendor and product information, training courses and materials, and insurance and credit policies.
17.2	Exceptions to Confidential Information. The receiving party is not obligated to protect Confidential Information that is:
(A)	In the public domain through no fault of the receiving party;

(B)	Within the legitimate possession of the receiving party, with no confidentiality obligations;
Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Company and Clearwire and its Affiliates, except with Clearwire’s written approval.

EXECUTION COPY
(C)	Lawfully received by the receiving party from a third party having rights in the information without restriction, and without notice of restriction against its further disclosure; or

(D)	Independently developed by the receiving party without breaching this Agreement, or by parties who have not had, either directly or indirectly, access to or knowledge of the Confidential Information.
17.3	Protection of Confidential Information. The receiving party will take reasonable measures to avoid disclosure or unauthorized use of the Confidential Information, including at a minimum those measures that it takes to protect its own confidential information, but in no event less than a reasonable standard of care. Each party will utilize reasonable procedures to prevent the unauthorized use and disclosure of Confidential Information.

17.4	Disclosure of Confidential Information. The receiving party will not disclose Confidential Information except to its employees, agents or subcontractors that need to know the Confidential Information to perform Company’s duties under this Agreement, and only to the extent justifiable by that need. The receiving party must ensure that its employees, agents and subcontractors are subject to a confidentiality agreement consistent with this Agreement. The disclosing party may move the ordering court or authority for a protective order or other appropriate relief.

17.5	Use of Confidential Information. The receiving party will use the Confidential Information only in the course of performing its duties under this Agreement.

17.6	Copying of Confidential Information. The receiving party will not make any copies of Confidential Information, except as permitted in writing by the disclosing party. Copies of Confidential Information are subject to the confidentiality protections of this Agreement.

17.7	Limitations on Export of the Confidential Information. The receiving party will not export any Confidential Information in any manner contrary to the export regulations of the United States.

17.8	Return of Confidential Information. Each party will return, without keeping copies, all Confidential Information of the other party upon the expiration or termination of this Agreement.

18.	Notices

All notices or other communications related to this Agreement must be directed to the parties’ address listed on page 1, and must be in writing, and will be deemed given on the day deposited in the U.S. mail (postage prepaid, certified or registered, return receipt requested), sent by air express courier with charges prepaid, or the date of transmission by telecopy or other electronic transmission service (with receipt confirmed). Each party will notify the other in writing with confirmed receipt of any changes to the notice information.
Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Company and Clearwire and its Affiliates, except with Clearwire’s written approval.

EXECUTION COPY
Exhibit A
Compensation
[*****]
Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Company and Clearwire and its Affiliates, except with Clearwire’s written approval.

EXECUTION COPY
Exhibit B – AREA
Additional Locations
None as of the Effective Date of the Agreement.

Proprietary and confidential information of Clearwire. Not for use by any third party, or disclosure to any third party, other than Company and Clearwire and its Affiliates, except with Clearwire’s written approval.